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                                                                   EXHIBIT 23


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, and to all references to our firm, into the Company's previously filed registration statements as follows:


          File Number          File Description
          -----------          ----------------
           333-57813           Form S-3 regarding the Company's offering of
                               6 1/2% Cumulative Convertible Preferred Stock

           333-71191           Form S-8 regarding the Company's Savings and
                               Retirement Plan

           333-57393           Form S-8 regarding the Company's Employee
                               Stock Purchase Plan

           333-51987           Form S-8 regarding the Company's Stock
                               Option Plan

Seattle, Washington
March 26, 1999